EXHIBIT A
JOINT FILING AGREEMENT
The undersigned agree that this Third Amendment dated September 29, 2008 relating to the common shares, no par value of TransAtlantic Petroleum Corp. shall be filed on behalf of the undersigned.

DALEA PARTNERS, LP

By:	/s/ N. Malone Mitchell, 3rd

Name:	N. Malone Mitchell, 3rd
Title:	Partner

DALEA MANAGEMENT, LLC

By:	/s/ N. Malone Mitchell, 3rd

Name:	N. Malone Mitchell, 3rd
Title:	Manager

RIATA TRANSATLANTIC LLC

By:	/s/ N. Malone Mitchell, 3rd

Name:	N. Malone Mitchell, 3rd
Title:	Manager

/s/ N. Malone Mitchell, 3rd

N. MALONE MITCHELL, 3rd